Exhibit 10.4

Form of Warrants

The warrants (the “Warrants”) referred to in the Payment Section of this Agreement, and described more thoroughly in this Annex, shall be formally drawn up into executable contracts by the Client’s counsel. The Client does hereby agree to cover all related expenses, save for any that the Warrant Holders may choose to incur from their own attorneys to review and/or provide recommendations regarding the Warrants.

As of the Effective Date of this Agreement the Client does not have enough issued Common Stock (the “Shares”) from its Authorized Shares and requires one or more corporate actions to meet the terms and conditions of the Warrants. As such, the Signatory of this Agreement does hereby guarantee that, should the Client not be in a position, for any reason, to make full delivery of its Shares, according to the terms and conditions specified in the Warrants, that the Signatory will make such Shares available from his/her own (personal) holdings, or the holdings of any affiliated organizations, trusts, entities, and the like that he/she controls.

It is understood and agreed that the Client owes EGS the Warrants described herein, and is committed to provide such Warrants, as of the Effective Date.

The following Basic Business Terms and Conditions are not exhaustive and are subject to modification upon mutual agreement of the Signatories of this Agreement.

Article II. Basic Business Terms and Conditions

1.	Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Client (or at such other place as the Client shall notify the holder hereof in writing), to purchase from the Client up to 25,000 fully paid and nonassessable shares of the Shares at an exercise price of $0.10 per Share (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

2.	Exercise Period. This Warrant shall be exercisable, in whole or in part, on or after 9:00 am Eastern Time, January 1st, 2020, and until 5:00pm Eastern Time, December 29th, 2023 (the “Exercise Period”).

3.	Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with the terms and condition herein, the holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

3.1.	the surrender of the Warrant, together with a notice of exercise to the Secretary of the Client at its principal offices; and

3.2.	the payment to the Client of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4.	Certificates for Shares; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Upon partial exercise, the Client shall promptly issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein. The above notwithstanding, the Shares may be delivered electronically, and held in Street Name, in accordance with industry and regulatory norms.

5.	Issuance of Shares. The Client covenants that (i) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Client will reserve from its authorized and unissued Common Stock sufficient Shares in order to perform its obligations under this warrant.

6.	Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

6.1.	Subdivisions, Combinations and Other Issuances. If the Client shall at any time before the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

6.2.	Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Client (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6.1 above), then the Client shall make appropriate provision so that the holder of this Warrant shall have the right at any time before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately before such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

6.3.	Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Client shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Client shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8.	Representations of the Client. The Client represents that all corporate actions on the part of the Client, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

9.	Representations and Warranties by the Holder(s). The Holder(s) represents and warrants to the Client as follows:

9.1.	The Holder(s) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

9.2.	The Holder(s) is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

10.	Warrants Transferable. Subject to compliance with the terms and conditions of this Section, this Warrant and all rights hereunder are transferable, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant before registration of such Warrant or Shares.

11.	Rights of Shareholders. No Holder of this Warrant shall be entitled, as a Warrant Holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Client which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Client or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

12.	Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of New York, without regard to the conflicts of law provisions of New York or of any other state.

13.	Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Client, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.